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                                                                    EXHIBIT 21.1


                      PROJECT SOFTWARE & DEVELOPMENT, INC.

                              LIST OF SUBSIDIARIES


                                         JURISDICTION OF
NAME OF SUBSIDIARY                        INCORPORATION           OWNERSHIP
------------------                       ---------------          ---------

PSDI International Software, Inc.         Delaware                   (1)
PSDI Security Corporation                 Massachusetts              (1)
PSDI International Holdings, Inc.         Delaware                   (2)
PSDI Export, Inc.                         Barbados                   (2)
PSDI (UK) Limited                         United Kingdom             (2)
PSDI Canada Limited                       Canada                     (2)
PSDI France S.A.R.L                       France                     (2)
PSDI Australia Pty. Limited               Australia                  (2)
PSDI Deutschland, GmbH                    Germany                    (2)
PSDI Europe Ltd.                          United Kingdom             (2)
PSDI Espana S.A.                          Spain                      (2)
PSDI Benelux NV                           Netherlands                (2)
PSDI Norden AB                            Sweden                     (2)
PSDI Japan K.K.                           Japan                      (2)
PSDI (Thailand) Limited                   Thailand                   (2)
PSDI India Private Limited                India                      (2)
PSDI Brasil Ltda.                         Brazil                     (3)
PSDI Hong Kong Limited                    Hong Kong                  (2)
Maintenet Corporation                     Ohio                       (1)
Maintenet Corp.                           Canada                     (4)
PSDI Mexico S.A. de C.V.                  Mexico                     (3)
The A.R.M. Group                          Canada                     (4)
Maintenance Automation Corporation        Florida                    (1)


(1) All of the outstanding capital stock is owned by Project Software & Development, Inc.

(2) All of the outstanding capital stock (other than certain qualifying shares required in the jurisdiction of organization and representing from 0% to 2% of the outstanding capital stock), is owned by PSDI International Software, Inc.




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(3)   4,950 shares are owned by PSDI International Software, Inc. and 50 shares are owned by PSDI International Holdings, Inc.

(4)   All outstanding capital is owned by PSDI Canada Limited.